UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                 August 5, 2004
                                (Date of earliest
                                 event reported)


Commission File           Name of Registrant; State of Incorporation; Address of        IRS Employer
Number                    Principal Executive Offices; and Telephone Number             Identification Number
---------------------     ----------------------------------------------------------    ------------------------
1-16169                   EXELON CORPORATION                                            23-2990190
                          (a Pennsylvania corporation)
                          10 South Dearborn Street - 37th Floor
                          P.O. Box 805379
                          Chicago, Illinois 60680-5379
                          (312) 394-7398

1-1839                    COMMONWEALTH EDISON COMPANY                                   36-0938600
                          (an Illinois corporation)
                          10 South Dearborn Street - 37th Floor
                          P.O. Box 805379
                          Chicago, Illinois 60680-5379
                          (312) 394-4321

333-85496                 EXELON GENERATION COMPANY, LLC                                23-3064219
                          (a Pennsylvania limited liability company)
                          300 Exelon Way
                          Kennett Square, Pennsylvania 19348
                          (610) 765-6900



Item 5. Other Events

On August 10, 2004, Exelon Corporation (Exelon) announced that Exelon and the U.S. Department of Justice, in close consultation with the U.S. Department of Energy (DOE), have reached a settlement, dated August 5, 2004, under which the government will reimburse Exelon for costs associated with storage of spent fuel at the company's nuclear stations pending DOE fulfilling its contractual obligation to accept commercial spent nuclear fuel. Under the agreement, Exelon will receive $80 million immediately in gross reimbursements for storage costs already incurred ($53 million net, after considering amounts due from Exelon to co-owners of certain nuclear stations), with additional amounts reimbursed annually for future costs. If a national repository opens by 2010 and DOE begins accepting spent nuclear fuel as the department has said, gross reimbursements to Exelon would eventually total about $300 million (inclusive of the immediate $80 million gross reimbursement and net of approximately $43 million that Exelon must refund to DOE for past credits to the Nuclear Waste Fund). Exelon anticipates that the settlement with the DOE will increase 2004 net income by approximately $0.05 per diluted share, $0.04 relating to reimbursement of costs incurred in prior years and $0.01 relating to reimbursement of costs incurred in 2004. The ongoing impact of the settlement in future periods is expected to be an increase to net income of approximately $0.01 to $0.02 per diluted share per year, depending on the timing of the costs incurred, which may not be consistent from year to year. In all cases, reimbursements will be made only after costs are incurred and only for costs resulting from DOE delays in accepting the fuel. The news release is attached to this report as Exhibit 99.

This combined Form 8-K is being filed separately by Exelon, Commonwealth Edison Company (ComEd) and Exelon Generation Company, LLC (Generation) (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants' 2003 Annual Report on Form 10-K - ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd and Generation, (b) the Registrants' 2003 Annual Report on Form 10-K - ITEM 8. Financial Statements and Supplementary Data: Exelon - Note 19, ComEd - Note 15 and Generation - Note 13 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            EXELON CORPORATION
                                            COMMONWEALTH EDISON COMPANY
                                            EXELON GENERATION COMPANY, LLC


                                            /s/ Robert S. Shapard
                                            ---------------------------------
                                            Robert S. Shapard
                                            Executive Vice President and
                                            Chief Financial Officer
                                            Exelon Corporation


August 10, 2004




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